Exhibit 99.1

FINAL TRANSCRIPT

Conference Call Transcript

MEMS - Q1 2010 MEMSIC INC Earnings Conference Call

Event Date/Time: May 11, 2010 / 09:00PM GMT

FINAL TRANSCRIPT

May 11, 2010 / 09:00PM GMT, MEMS - Q1 2010 MEMSIC INC Earnings Conference Call

CORPORATE PARTICIPANTS

Harriet Fried

LHA - IR

Yang Zhao

Memsic, Inc - President, CEO

Patricia Niu

Memsic, Inc. - VP - Finance CFO

CONFERENCE CALL PARTICIPANTS

Vernon Essi

Needham & Co. - Analyst

Evan Wang

Thomas Weisel Partners - Analyst

Ailon Grushkin

Nano-Cap Growth Funds - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen. And welcome to your Memsic Incorporated First Quarter 2010 Earnings Call. At this time, all participants will be in a listen-only mode. But later we will conduct a question and answer session, which instructions will be provided at that time.

(Operator Instructions)

And as a reminder, today’s conference is being recorded. And now it’s my pleasure to announce your host, Harriet Fried, of LHA.

Harriet Fried - LHA - IR

Thank you, everyone, for joining Memsic’s investor conference call for the first quarter of 2010. With us today from Management are Dr. Yen Chow, Founder and Chief Executive Officer, and Patricia Niu, Vice President of Finance and Interim Chief Financial Officer. This afternoon the Company released its first quarter financial results press release, which can be found in the Investor Relations section of the Company’s website.

Before we begin, I’d like to provide the following cautionary remarks regarding forward-looking statements. During the course of this conference call, the Company will make various remarks about its future expectations, plans, and prospects. These statements constitute forward-looking statements for purposes of the Safe Harbor provision under the Private Securities Litigation Reform Act of 1995.

Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed in the risk factors of the Company’s Form 10-K and other filings with the Securities and Exchange Commission. With that introduction, I’d like to turn the call over to Yang Zhao. Go ahead, please, Yang.

Yang Zhao - Memsic, Inc - President, CEO

Thank you, Harriet. Thank you for joining us today. I will first update our first quarter results briefly. And Patricia Niu will later give you many more details. And after my update, I want to spend some time to give everyone current and future pictures of our technology, products, and our business direction. I’m sure that can answer quite a bit of questions a lot of people are asking the last several months.

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May 11, 2010 / 09:00PM GMT, MEMS - Q1 2010 MEMSIC INC Earnings Conference Call

First, I want to briefly summarize the Q1 results. As you know, we released our first quarter 2010 financial results this afternoon. Overall, financial results are favorable to the guideline we provided. We reported the first quarter revenue of $7.3 million, an 11% increase from the first quarter of 2009 and above our guided revenue range. GAAP net loss was $2.3 million or $0.10 per diluted share. Looking at the revenue by product application, we began seeing the benefit of crossbow acquisition in our first quarter financial results.

In January, we acquired Crossbow Wireless and non-military inertial products, which are widely used in the aerospace, avionics, and industrial markets. I will spend some more time later to give you more flavor on this acquisition and also more detail on the technology.

For the first quarter of 2010, sales for industrial and other applications rose to $2.7 million from the $347,000 in Q1 2009, representing 37% of our total Q1 sales. This increase was attributable to the addition of our $2.3 revenue on the acquired business line. Later, I will discuss more on this side as it relates to our long-term business strategy.

Sales from automotive applications increased 83% from Q1 2009, reaching $2.4 million and accounting for 34% of our total Q1 sales. We expect this market will continue to grow in 2010 with the recovery of worldwide automotive markets and the increasing adoption of the stability control applications by auto makers.

Sales for the mobile phone applications decreased 65% to $1.3 million compared to Q1 2009, and accounted for 17% of our total Q1 sales. This decrease was primarily due to the severe price erosion as a result of the competition from vendors of mechanical switch sensors, as well as our effort to clean up old inventory mobile phone product, integration for new product line launch, and expecting a new product introduction. Later, I will give more detail about the new product replacing the current product.

Sales from consumer applications were $0.9 million, accounting for 12% of our total Q1 sales, down from $1.7 million in Q1 2009. Our sales from consumer applications have fluctuated historically as a result of a general short life-cycle of consumer electronics and changes in our customer base. Patricia will later go — as I said earlier, will give you more numbers and details. But I want to spend the next ten minutes pretty much to focus on the bigger picture and also our plan during the quarter and also for the next quarter and rest of the year.

Generally, I want to give everybody an overall vision of the portfolio of the product technology and market today after the acquisition. As of today, Memsic has two category of products. One category is sensor components. The other category of products is sensor systems solution products. First, let me talk about the sensor component business. We have accelerometer and an electronic compass. Both of these kind of products are in mobile phones and also in automotive, as well, and also some other consumers.

As you know, our accelerometer business is based on Memsic’s unique and proprietary thermal sensing technology. And this technology, in terms of patent and know-how, is Memsic uniquely owned. And this technology allows Memsic to make a digital accelerometer sensor by integrating micromechanical MEMS sensor structure, the micromechanical structure, together with the microelectronics in the standard CMOS process.

Because we can do that, this allows us to make the accelerometer product at a much, much lower cost than all other competing technologies. And I will say this is our secret sauce. And we believe that our product is highly competitive in the cost-conscious mobile phone and consumer business. So, by using this proprietary technology and also our tremendous innovation over the last year, we just released the world’s first family of sensor products. We call it digital thermal orientation sensors or DTOS.

As you may have seen from yesterday’s press release, this product is really just targeted to a very cost-sensitive market in a consumer and mobile phone market, which actually is usually running at very, very high volume. DTOS is based on our proven MEMS sonar technology, designed to compete against all competing product in the market, even including the mechanical switch sensor.

As you know, the mechanical switch is very, very cheap. And back in the whole history, MEM’s history, nobody ever believed one day the MEMS sensor can compete with mechanical. And this is the world’s first silicone-based accelerometer that can compete in cost, even cost with the mechanical switch. But, at the same time, it has tremendous digital function in there.

We will keep introducing the new sensor product based on the same products from the same family throughout the year, including next year, continuously with improving capability, including innovative wafer-level packaged product using MCU in there, but still keeping the very, very low cost in here. In this way, we can expand the market, compete with our competition, and expand the market share.

So, I think from this point of view, you can almost view this kind of - we’re building a accelerometer product line from the past products. That’s why I mentioned earlier we are trying to clean out all the inventory now. Then we’re going to be using the new product. This product is actually built on the eight-inch (inaudible) micron process, supposedly a very reliable and a very, very performance, too.

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May 11, 2010 / 09:00PM GMT, MEMS - Q1 2010 MEMSIC INC Earnings Conference Call

As the accelerometer is becoming a standard part in the building of handheld electronics, such as mobile phone, digital camera, and remote controls, we believe we will win this battle big time in the long run by offering the best performance and price ratio crowding the market. Our goal is to gain a large market share. And I’m hoping that we can gain the hundreds of millions of units shipment per year in the next few years with this kind of family of product.

Then I also mentioned the next product is electronic compass product. Although you have not seen a huge order in Q1, but we are working very hard to win a major account and also many other applications worldwide. When we have a result, I will certainly come back to report to you. And as most of you know, GPS is on its way to become a standard installation in the handheld electronics, especially mobile phones.

So, that means we will see hundreds of millions phones — at least hundreds of millions phones will be equipped with GPS receivers. Once the GPS is in place, they are going to be a location-based service. And then the orientation of the phone through navigation requires a compass, too.

So, compass is a clear application in this kind of a setup. And it’s becoming a standard installation in mobile devices. Memsic had vision on all of these things, including the location-based service many years ago. We actually, based on this vision, started the product development five years ago.

So, by now Memsic has the most competitive compass product in the world in terms of performance, power consumption, accuracy, and algorithm solution software and, more importantly, the cost. We believe we have the best cost structure.

While most of our competitors are developing the product, Memsic is ready for high-volume production. And still we are internally competing with ourselves, continuously driving the improvement in cost and performance.

So, as we’re so much ahead of the world in the compass product, we believe we will also compete well in this large growing potential market. And, as I mentioned, certainly we are working on a major account, as well. We will, we believe, win a couple in the foreseeable future here. So, our purpose eventually is to offer a total solution with a sensor, algorithm, and the software to the customer. That’s why you see our new webpage is saying, “The powerful sensing solution for a better life.”

Now, I want to turn over to the second category, the systems business, which covers a wide range of product, including inertial and wireless assistance business. We gained most of our systems business through the acquisition of product and technology from Crossbow in January.

Many of you may ask, “How do these two businesses, the systems business and components business, link together?” Let me explain our plan and my vision on this side. From the technology point of view, systems business we acquired, it’s actually — it’s all about the MEMS sensor solution. So, basically, the technology is for putting the modified sensor with the MCU and then the algorithm software together and build a module and solutions for industrial aerospace. It’s a very, very sophisticated, high-end solution.

And actually as Memsic moves forward and also as even the mobile phone market requirements, eventually you will see more and more sensors are going to be integrated in the mobile phone and the handheld devices.

So what will happen? What will happen is you will have many MEMS sensors that are going to merge together in a single chip. And then there will be a MCU inside the chip. So, Memsic’s component business has the capability to develop all the individual sensors and also has the capability to integrate the sensors together through [ISO-C] and multi-chip packaging, which Memsic is very strong on that, and be able to make it very, very cheap, too.

Then, with the MCU embedded on the chip in our multi-sensor single-chip product, which we’re developing right which will roll out next year, you are naturally talking about algorithm solutions, which we acquired the business from crossbow and the technology and the talent, IP know-how, which is naturally going to help Memsic to develop all of these solutions here.

So, Memsic in terms of this technology and also baseline profit-wise, Memsic actually is very, very well-prepared than anyone in the world, than any other company, well-prepared in terms of the low-cost components, hardware integration, algorithm systems integration.

So, in this way eventually I see the future businesses, Memsic is going to have getting to the multisensory components business and will also cost-down the current Crossbow technologies and products that we acquired, and cost-down, size-down, eventually we will have a series of products competing in mobile phone and industrial, not only in terms of size-wise and cost-wise, also performance-wise.

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May 11, 2010 / 09:00PM GMT, MEMS - Q1 2010 MEMSIC INC Earnings Conference Call

So, also, on the other side, Memsic has a very low cost of manufacturing. And this is our core competency in having the facility to be able to make this thing very cheap. We’re also going to transfer all the system products we acquired, which are manufactured in the US into China. And in this way, we can significantly drive the cost down to enhance the margin. So, in this way, you can see in terms of the two sides of the business, you can see we’re creating the strengths from the Memsic — combined the thing — and also we’re creating a situation, one plus one. One plus one is more than two. I will say one plus one equals 11.

From a business point of view, China is a very fast-growing market. For many other markets, the systems business in the US does not see that much of a growth anymore. China, on the contrary, has a tremendous growth opportunity in the wireless network and also inertial systems applications in industrial, especially aerospace, which we all have a connection in there, have a relationship there. So, we are building a very strong China team now to try to grow the business in China, as well.

So, now if you combine the two businesses you can see Memsic is not only a competitive MEMS sensor product Company, we’re also a very, very powerful MEMS sensing solution Company, as well.

In this way, I see moving forward that Memsic is actually to grow into a very different Company with marketable product, marketable customer, and marketable kind of market, and sharing the same technology platform. In addition to the technology and product strategy, I also want to mention it is my long-time vision of Memsic’s future business, which I would like to see the future of Memsic business you have a balance between a fast growth, volatile consumer business versus a very stable industrial business.

I would like to say, in general, Memsic business is going to be a high ASP business, high margin, long-term stable business, and also high growth rate. To achieve that, we need a healthy balance between the industrial and also consumer business. And the acquisition of Crossbow actually helped achieved significantly on the healthy balance side of that.

So, I believe by combining the strong low-cost components business and the strong MEMS sensor solutions business, Memsic’s on its way to grow out in the future. And on the other side, I can also — I want to — am happy to report that my biggest concern before the acquisition is, “How are we going to integrate the operation together smoothly? And how are people going to work together very well?” Many company data acquisitions did not do well on that. I’m very happy to report that the Integration Team, everybody, worked together very well.

And I’ve started seeing the two sides of the teams working together to develop the next product, which is the multisensory MCU integrated product there. So, that’s pretty much my overview. And I certainly will entertain as many questions as you can today. Before that, I want to turn it over to Patricia for a more detailed review of the financials. Okay. Patricia?

Patricia Niu - Memsic, Inc. - VP - Finance CFO

Thank you, Yang. Now, let’s review the first quarter financial results. As Yang just mentioned, in the first quarter of 2010 Memsic reported revenue of $7.3 million, up 10.6% from the first quarter of 2009 and above our guided range of $6.4 million to $7 million. Gross margin in the first quarter was 39.1% compared to 47.7% in the first quarter of 2009 and 45.6% in fourth quarter 2009.

In the first quarter of 2010, gross margin from our sensor product decreased to 36.2%. This decrease in gross margin was mainly due to the price erosion as a result of the completion from vendors of the mechanical switch sensor, as well as our price reduction for our mobile phone sensor product that we implemented to reduce inventory on hand in preparation for the production of a new DTOS product.

Our average gross margin from our systems solution product was 45.3%. We expect a higher gross margin from our system solution sales to the steadier industrial and automotive markets will help mitigate the volatility in the mobile phone market in the future.

Our R&D expense in the first quarter was $2 million, up 68.7% year-over-year and up 73% from the fourth quarter of last year. This increase was primarily due to the addition of an engineering team and related expenses as a result of the Crossbow acquisition, as well as the increase in research and material costs related to developing new products and systems solutions products.

Our sales and marketing expense was $1.1 million, also up 85.6% year-over-year and 52% from the fourth quarter of 2009. Again, the increase was primarily due to the acquisition of Crossbow’s sales and marketing team in California. And we also increased the headcount of the sales and marketing resources for our sensor product lines in the first quarter to expand our sensor product sales.

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May 11, 2010 / 09:00PM GMT, MEMS - Q1 2010 MEMSIC INC Earnings Conference Call

General and administrative expenses in the first quarter was $2.3 million. This is an increase of 63.3% year-over-year and 12.3% sequentially. The higher general and administrative expense primarily reflected the addition of an office in San Jose, California and the increased legal and professional fees and amortization expense related to the Crossbow acquisition.

Other income expense were an inflow of $134,000, consisting primarily of interest and dividend income. Net loss in the first quarter was $2.3 million or $0.10 per diluted share compared to net income of $57,000 or $0.00 per diluted share in the first quarter of 2009. This includes stock-based compensation charges of $400,000 and $300,000 respectively.

Turning to our balance sheet, our cash and cash equivalents were $48.6 million at the end of the first quarter of 2010, down from $67.8 million at the end of 2009. This decrease, again, in cash balance was mainly due to the payment for the Crossbow acquisition in January. Long-term investments, which consist of optionary securities, were $5.2 million as compared to $5.4 million at the end of 2009. The reduction was from a scheduled (inaudible) redemption payment from one of our optionary securities that we received in the Q1 of 2010.

Accounts receivable were $3.1 million as of March 31 of 2010, up from $2.7 million at the end of December 2009. This increase was due to normal month-to-month sales fluctuation. Our inventory decreased slightly to $4.8 million at the end of Q1 from $5 million at year-end of last year. We continue to have no long-term debt on our balance sheet.

Now, let me turn to our outlook for the second quarter of 2010. We expect our revenue to continue to benefit from the acquired Crossbow business line. In the second quarter, pricing pressure and competition from the vendors of the mechanical switch centers will likely continue to result in a significant decline in sales in the mobile phone market. However, we expect to see an increase in revenue contribution from our new products. And we expect that our other markets will grow steadily in 2010.

As Yang mentioned earlier, we continue to invest in new products and solutions to drive Memsic’s long-term growth and strengthen our competitive position in the worldwide market. We expect our operating expenses to increase year-over-year in the second quarter due to the addition of Crossbow engineering and sales staff, as well as the expansion of our R&D and sales and marketing resources for the component business.

With these factors in mind, Memsic is anticipating revenue between $8.5 million and $9 million for the second quarter of 2010. We expect a net loss for the second quarter to be between $0.09 to $0.12 per diluted share. This includes approximately $400,000 in stock-based compensation expense.

We are pleased to have exceeded our expected first quarter results. However, for modeling purposes, we caution investors and analysts that our visibility for the year is still limited, and the mobile phone market remains highly volatile. Now, at this time, Operator, Yang and I will be happy to take any questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). And we do show a few questions coming into the queue. Our first is coming from Vernon Essi from Needham & Company.

Vernon Essi - Needham & Co. - Analyst

Thank you. I have a lot of questions here. First off, in terms of the guidance, Patricia, could you just give us an understanding? You’re saying operating expenses will be up year-over-year. But I assume obviously it’s going to be up quite dramatically. But I’m trying to understand where you see more of the spending on a quarter-on-quarter basis.

Patricia Niu - Memsic, Inc. - VP - Finance CFO

The increase will be mainly in R&D expenses and sales and marketing expenses.

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May 11, 2010 / 09:00PM GMT, MEMS - Q1 2010 MEMSIC INC Earnings Conference Call

Vernon Essi - Needham & Co. - Analyst

Okay. And just to give us an understand as to what sort of gross margin you expect in the aggregate, should we be assuming that it’s going to be relatively flattish on a sequential basis?

Patricia Niu - Memsic, Inc. - VP - Finance CFO

From this point, yes. I would say Q2 may be lower a little bit. Then we’ll be flat, and a slight increase toward the end of the year.

Vernon Essi - Needham & Co. - Analyst

Okay. And you spoke a lot about the mobile market. But also the consumer market dropped sequentially. I’m wondering if you could give us some color on why that happened and what products you were designed into.

Patricia Niu - Memsic, Inc. - VP - Finance CFO

Our consumer market contains a lot of small customers with some small applications. So, it’s been fluctuating for the past year. We have one model, some PMP product designing for one to two quarters and then gone, and then new applications continue to come in. So, that sector has been fluctuating from quarter to quarter.

Vernon Essi - Needham & Co. - Analyst

Okay. And so — that’s all right. And then another thing just on the numbers side, and then I’ve got sort-of more product questions for Yang, but a new item you have, and I want to make sure I understand this. You’ve got a joint venture on your balance sheet down on the equity side, and then also a non-controlling breakout on your P&L. Can you just discuss those and the details behind them?

Patricia Niu - Memsic, Inc. - VP - Finance CFO

Okay. The [Japan] JV is coming from the Crossbow acquisition. Crossbow and Sumitomo position formed a joint venture where Crossbow owns 51% of their joint venture. So, with the acquisition Memsic acquires the total 51% ownership of the JV. That’s why we consolidate the JV on our balance sheet.

Vernon Essi - Needham & Co. - Analyst

Okay. What is the background of that venture?

Patricia Niu - Memsic, Inc. - VP - Finance CFO

That joint venture is essentially a distributor of Crossbow products in Japan. They purchase from Crossbow’s finished product and then distribute in the Japan market.

Vernon Essi - Needham & Co. - Analyst

Okay. That explains that. And then just, Yang, going over your new product strategy here with what you call the DTOS — I don’t know how you want to say that.

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May 11, 2010 / 09:00PM GMT, MEMS - Q1 2010 MEMSIC INC Earnings Conference Call

Yang Zhao - Memsic, Inc - President, CEO

Yes?

Vernon Essi - Needham & Co. - Analyst

Can you just give us an understanding of — basically, this sounds like this is going to be a replacement for the [Inex] product. And what is your definitive timeline before when you get some critical mass going on your shipments on this newer versus toning down the legacy [Inex], if that’s how this is going to play out?

Yang Zhao - Memsic, Inc - President, CEO

That’s largely dependent on the China market side of that. And, also, we’re getting ready to ship in June, actually next month. The product is pretty much done, is all done. And the production, also, has been setting up. And eventually we’re also going to make the wafer load packaged product. It will be a lot smaller. So, the current product we’re selling as normal. We always have some inventory here.

And we will basically gradually sell our inventory. So, we will manage not to waste the money on the inventory to get them out of here. So, that itself could actually hurt the margin. But at least the Company is not going to lose money on those inventories.

Vernon Essi - Needham & Co. - Analyst

I want to be clear here. So, you’re talking about the inventory left over on the Inex side?

Yang Zhao - Memsic, Inc - President, CEO

[MX] side, the old ones. So, we tried to replace a majority of the sales in the mobile phone with the new product. The new product is much cheaper and also does a very similar function, and also a much smaller size.

Vernon Essi - Needham & Co. - Analyst

And I know this is an obvious question, but it sounds like your biggest competitor right now is on the mechanical sensor side of things. Can you discuss where their cost basis is and what would prevent them from just continuing to apply pressure on their pricing? It sounds like you’re putting more features into this next-generation product. But what ensures us that we won’t be going through the same situation six months down the road?

Yang Zhao - Memsic, Inc - President, CEO

I can pretty much assure you from the technology point of view it’s not going to be the same situation anymore. I don’t know exactly what the mechanical switch costs. But I can say our costs are not going to be higher than them. So, also this is a fully-functional accelerometer with a digital output. And it will be a smaller size. So, I think when the price comes down to that point, I don’t think we will run into that issue anymore.

I mean, in the past, people — nobody would think it’s possible to do anything competing with that kind of category of product. It’s just basically an on-and-off switch. But we have an accelerometer, basically. So, I’m pretty confident that that will be the end of the game. There will be no such situation anymore. You have to recognize when we were selling $1.00, $0.80, $0.90 at that time, they would come in with $0.30.

Vernon Essi - Needham & Co. - Analyst

Okay. And so now, obviously, your prices are dramatically lower.

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May 11, 2010 / 09:00PM GMT, MEMS - Q1 2010 MEMSIC INC Earnings Conference Call

Yang Zhao - Memsic, Inc - President, CEO

Dramatically lower, but with without a function, also. The bad thing is, to be honest, is the ASP coming down. That’s why I kept emphasizing we need to high ASP. But on the other side, you can see there will be hundreds of millions of phones that are going to be put in there as a standard installation increase. When the price comes down, you’re talking about we’re high volume, too. And I think the process — I think the accelerometer has started picking up momentum already. And our compass is on a delay for a year or two, but it will be there, too.

Vernon Essi - Needham & Co. - Analyst

And just in a basic fashion, can you give us an understanding of what the technology implementation would be between going from mechanical to going to your solution in terms of the electrical design? Is there similar pin-out structure? Or is it a completely different design that — ?

Yang Zhao - Memsic, Inc - President, CEO

It’s a quite different design. The mechanical, it’s just about LED light with a ball in there blocking the lights up and down so you can get an on and off kind of thing. But you can imagine that thing cannot be digital, (inaudible) digital output. And it cannot do the continuous sensing. So, if you put that sensor in there you can only do the orientation of the screen, and doing the shaking is changing the screen, changing the song. But with our DTOS, you can do everything.

Vernon Essi - Needham & Co. - Analyst

Okay. All right. Well, thanks for the background info.

Yang Zhao - Memsic, Inc - President, CEO

Thank you.

Operator

Thank you. Our next question is coming from Tore Svanberg from Thomas Weisel Partners.

Evan Wang - Thomas Weisel Partners - Analyst

Yes. Hi. This is Evan Wang calling in for Tore. Thank you for taking my call. I have a few questions for you, also. And if I may start with DTOS following Vernon’s questions, could you give us an idea about — well, you talked about time frame before. I was wondering, also, if you could talk about the revenue transition a little bit. What kind of bookings, orders, or measures of customer acceptance can you tell us about DTOS so that we have an idea of how fast DTOS may be ramping up in revenue to replace the MX revenues?

Yang Zhao - Memsic, Inc - President, CEO

We have a design in many forms already for DTOS, even before the DTOS was ready for production because we gave them at some point, also, the P&L data sheet. So, they’re doing a dual design. In terms of revenue, to be honest I really can’t give you any for sure number. But I think, given the standard installation of these things and the price coming down in mobile phone and that kind of cost level, I think we have the best cost advantage to play that game.

Evan Wang - Thomas Weisel Partners - Analyst

And so it sounds like price-wise this will be able to compete against the mechanical? That means the ASP could be coming down quite a bit. And you’re hoping to make that up with volume?

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May 11, 2010 / 09:00PM GMT, MEMS - Q1 2010 MEMSIC INC Earnings Conference Call

Yang Zhao - Memsic, Inc - President, CEO

Yes.

Evan Wang - Thomas Weisel Partners - Analyst

And so right now, given your initial picture, your initial indication from the market, does that look like it’s ramping up in line with your expectation?

Yang Zhao - Memsic, Inc - President, CEO

We haven’t started actually selling and manufacturing the DTOS now, even though we’re ready. But I think in the June time frame, the later half of the year, we can see the indication. We know there’s a market there and a very volume in there. We know that’s very cost-sensitive, and the customer wants such a thing. And so we developed that. We want to work very hard for that.

And also the next-generation thing that this is still 2-D, two-dimensional DTOS, for the China phone. The rest of the world needs a three-dimensional one, the three-axis one. And we’re developing a three-axis one. And when that thing comes out, it should be even cheaper that the current 2-D one. At the same time, it will fulfill the function in all three axes. So, we’ll see. And we have to believe — I think we can win the major account by doing that.

Evan Wang - Thomas Weisel Partners - Analyst

So, are you also starting to expand on that customer base? Or are you currently servicing your existing customers right now?

Yang Zhao - Memsic, Inc - President, CEO

With the two-dimension, two-axis one, we’re serving the current customer mostly. There will be some other additional customers when there’s a cheapening up. They’re looking for — I remember many years people would say, “If you can give me $1.00, I’m going to use it like a steam iron,” kind of thing. We said, “We can’t make it for $1.00.” Now, we’re talking about a lot cheaper.

So, there will be more applications coming out. We know that. You know, you use a digital camera, right? You know the digital camera has an orientation sensor in there. So, when you take the picture in the vertical way, the picture will take automatically. And that’s kind-of the thing. The digital camera is — you’re talking about a few hundred million units a year in there, too.

Evan Wang - Thomas Weisel Partners - Analyst

So, my next question — I guess this would be a good problem to have. But given the volume has to increase so much, do you foresee any issues with supply, any challenges with supply that you have to work through?

Yang Zhao - Memsic, Inc - President, CEO

Well, there’s always — this is different from the systems business. This is a very high-volume, low-cost, very low-cost kind of application. The whole manufacturing (inaudible) are tuned for doing that. What we do actually from day one, we’re talking about design for the future. Basically, we’re designing the whole testing process. Memsic used to be doing semi-automated testing purely for the lower cost reason. Now, we start to automate everything. So, in this way we can handle the very, very high volume.

From the wafer point of view, one eight-inch wafer produces a tremendous number of sensors. So, the wafer point of view, I don’t think there would be any issue. It’s really internally how we’re actually going to handle that testing-wise.

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May 11, 2010 / 09:00PM GMT, MEMS - Q1 2010 MEMSIC INC Earnings Conference Call

Evan Wang - Thomas Weisel Partners - Analyst

Okay. Very good. And a question on your systems solution. It sounded a little bit like — and tell me if I didn’t understand this correctly. But are you going to be offering both solutions to the similar applications so that the customer has a choice of either going with a component or a system solution?

Yang Zhao - Memsic, Inc - President, CEO

Right. You will see — in the next few years, you’re going to see, for example, mobile phones are going to have more and more sensors. You already see the mobile phone has a light sensor to automatically adjust your screen backlight. I think you will see more and more sensors. And now you have a compass. You have an accelerometer. And eventually people are going to say, “Why can’t you put them all together?”

And the customer will say, “Well, it’s quite complicated to handle the sensor signal. There’s software I have to put in. You have to help me put the software in there. And the algorithm in there you have to calibrate.”

We already have customer feedback saying, “Why don’t you just do all the things and just can you tell me the result? I don’t want to get involved how you actually calibrated and did the whole thing.” Which also means you have to put them together with the MCU in there. When you put an MCU in there, you’re talking about you have a capability not only (inaudible) simply customer solutions.

At the same time, you have the opportunity to [dunk] into some applications, even. I mean, you can sync them up playing a game depending on the resources available in there. But, in principle, you can’t have a tremendous flexibility. That absolutely is the future.

And as Memsic now builds all of these sensors very, very cheap, they become a building block in there. Eventually, you build a multi-sensory system. To make it successful and a lower cost, you have to have — to be able to build the sensor independently, individually, at a very, very low cost with high performance. With that building block, you build them all together.

Now, you need a tremendous IT talent and teamwork to put the algorithm in there. The algorithm can be very complicated. I can tell you in the mobile phone, algorithms are starting to supersede some of the industrial and military application. We always have the impression that the military and industrial go first. They don’t care about costs. They get the most sophisticated system. Actually, I see the trend starting to reverse. The consumer applications started getting the fancier solutions first.

Evan Wang - Thomas Weisel Partners - Analyst

Okay. Thank you very much. Maybe I’ll come back with more questions. Thanks.

Operator

Okay. Thank you. Our next question is coming from Ailon Grushkin from Nano-Cap Growth Funds.

Ailon Grushkin - Nano-Cap Growth Funds - Analyst

Hi. I’m just trying to get an idea of when you think we might see a ramp come from the eCompass? You said it sounds like it’s delayed a couple of years. Does that mean we’re not going to see a ramp-up in revenue until possibly 2011 or even 2012?

Yang Zhao - Memsic, Inc - President, CEO

It depends on a major account win. We are expecting some ramp-up this year, which I can report back later when we get all the success over there. But the worldwide market started picking. And we have the best product, period.

Ailon Grushkin - Nano-Cap Growth Funds - Analyst

Who specifically do you compete with for that type product?

FINAL TRANSCRIPT

May 11, 2010 / 09:00PM GMT, MEMS - Q1 2010 MEMSIC INC Earnings Conference Call

Yang Zhao - Memsic, Inc - President, CEO

Okay. I wouldn’t want to name their names. But I can tell you there are three Japanese companies which we believe we can compete. They just don’t have — I think we have much better costs on the solutions side advantage. And there’s another one, a US company. So, so far if you look around, there’s a couple of smaller companies. But they’re not very significant. And also the cost structure also may not be there. So, right now really we’re competing worldwide with essentially just one of three Japanese customers.

Ailon Grushkin - Nano-Cap Growth Funds - Analyst

Is the price dropping so quickly that —?

Yang Zhao - Memsic, Inc - President, CEO

The price does drop quickly. It wasn’t really because of the competition. It’s because of the market. And when you start to buy a $50.00 mobile which has all the bells and whistles in there, you can imagine how much the sensors are going to be. So, these are the kinds of things we’re praying is a very low price. At the same time, you can have a tremendous (inaudible) in there. The real key to success is your cost structure. You can run a very profitable, very successful business on that if you have a cost structure. And I believe we do.

Ailon Grushkin - Nano-Cap Growth Funds - Analyst

All right. I know you said multiple times that you believe your cost structure is much lower than the Japanese competitors. And I’m just surprised we haven’t seen any ramps of pick-up in volume on your end, considering you’d think somebody would go straight for a mobile phone to the person who sells it the cheapest.

Yang Zhao - Memsic, Inc - President, CEO

They are. It takes some time to design. And we are actually on our way there.

Ailon Grushkin - Nano-Cap Growth Funds - Analyst

Okay. Thank you so much.

Yang Zhao - Memsic, Inc - President, CEO

Thank you.

Operator

Okay. Thank you. (Operator Instructions). And I’m showing another follow-up question from Tore Svanberg from Thomas Weisel Partners.

Evan Wang - Thomas Weisel Partners - Analyst

Yes. Hi. I have just a couple of follow-up questions. I was wondering if you can clarify a little bit about Crossbow’s impact on your financial model going forward? You mentioned about gross margin. But what kind of revenue growth, seasonality, should we be thinking about?

Patricia Niu - Memsic, Inc. - VP - Finance CFO

For your modeling purpose, Crossbow revenue you can keep flat for Q1 since this is the first year and we are developing new market for the Crossbow products. But I don’t see any immediate impact in the first year. So, we will keep this flat, Q1 —

FINAL TRANSCRIPT

May 11, 2010 / 09:00PM GMT, MEMS - Q1 2010 MEMSIC INC Earnings Conference Call

Evan Wang - Thomas Weisel Partners - Analyst

And in your integration of Crossbow, have you already realized some of the cost synergy? Or is there any to be — any kind of leverage you can get out of that?

Patricia Niu - Memsic, Inc. - VP - Finance CFO

Again, in Q1 we haven’t. But we are going to — we’re in the process transition, the manufacturing process, of Crossbow product to China. And after we complete the whole manufacturing process, we expect to increase gross margin and lower the cost of our product. So we will see some margin impact toward the end of the year.

Evan Wang - Thomas Weisel Partners - Analyst

Okay. Great. Thank you very much.

Patricia Niu - Memsic, Inc. - VP - Finance CFO

You’re welcome.

Operator

Okay. (Operator Instructions). Okay. At the moment, I am showing no further questions. I’d like to turn the conference back over to your hosts for any concluding remarks.

Yang Zhao - Memsic, Inc - President, CEO

Thank you for joining us today, and looking forward to talking to you when our second quarter results are in. Thank you.

Operator

Okay. Ladies and gentlemen, this does conclude your conference. You may now disconnect. And have a great day.

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